EXHIBIT 99.2

From: Adam Bauman

To: Robert Rodriguez; Rafael Diaz-Balart

Sent: Wednesday, January 31, 2007 1:25 AM

Subject: Letter of Resignation

Dear Rafael and Bob,

Please find attached my official letter of resignation from the Board of Directors of Connected Media Technologies, Inc. Although I have enjoyed our professional relationship, the $3,000 payment for my past service to the board still remains unpaid, the company's SB2 registration was apparently withdrawn according to a recent note from the CEO, and the firm is apparently in default to at least one of its lenders, Bristol Bank, according to recent SEC filings. Sadly, in this light, I feel it best that I resign.

I wish you the best of luck with Connected Media Technologies' future endeavors.

Sincerely,

/s/
Adam Bauman

Adam Bauman
350 E. 79th St., # 4D
New York, NY 10021
Email: ab@well.com

January 31st, 2007
SENT VIA U.S. MAIL and EMAIL

Mr. Rafael Diaz- Balart
Chairman
Connected Media Technologies, Inc.
80 West 8th Street
Suite 2230
Miami, Florida 33130

Dear Rafael,

This letter is to notify you that I am resigning from Connected Media Technologies, Inc. as a member of the Board of Directors, effective immediately.

Very truly yours,

/s/
Adam Bauman